UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 5, 2008

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960

HOUSTON, TEXAS 77098

(Address of principal executive offices)

(713) 960-1901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Contango Oil & Gas Company’s previously announced sale of its ten percent (10%) limited partnership interest in Freeport LNG Development LP to Turbo LNG LLC, an affiliate of Osaka Gas Co., Ltd., closed on February 5, 2008. The Company received a total of $68 million.

The sale was made pursuant to a Partnership Interest Purchase Agreement which is filed herewith as Exhibit 2.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(b)	Pro Forma Financial Information

Unaudited pro forma consolidated statements of operations for the year ended June 30, 2007 and for the three months ended September 30, 2007 and pro forma condensed consolidated balance sheet as of September 30, 2007 are filed as Exhibit 99.2 and incorporated by reference herein.

(d)	Exhibits

Exhibit No.	Description of Document

2.1	Partnership Interest Purchase Agreement by and among Turbo LNG LLC, Contango Sundance, Inc. and Osaka Gas Co., Ltd., as Guarantor, dated January 7, 2008.

99.1	Press release dated February 5, 2008.

99.2	Unaudited pro forma consolidated statements of operations for the year ended June 30, 2007 and for the three months ended September 30, 2007 and pro forma condensed consolidated balance sheet as of September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: February 8, 2008	By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer